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                                                                   EXHIBIT 10.48

                         EXTENSION AND TOLLING AGREEMENT

         This Agreement is entered into this 15th day of December, 2003, between Western Reserve Life Assurance Co. of Ohio ("WRL") and Global Preferred Holdings, Inc. ("GPHI", formerly known as The WMA Corporation).

         WHEREAS, WRL and GPHI, and its subsidiary Global Preferred Re Limited ("GPRe," formerly known as WMA Life insurance Company Limited), have previously entered into several reinsurance agreements pursuant to the terms of which GPRe has reinsured life insurance policies and annuity contracts issued by WRL; and

         WHEREAS, on July 12, 2001, WRL and GPHI entered into a "FIRST RIGHT AGREEMENT" ("FR Agreement"), whereby WRL granted to GPHI certain rights to reinsure on a coinsurance and modified coinsurance basis certain percentages of variable life insurance policies and variable annuity contracts of WRL written by agents of World Marketing Alliance, Inc. or agents of World Financial Group Insurance Agency; and

         WHEREAS, the parties desire to extend certain deadlines relating to reinsurance rights of GPHI and GPRe;

         NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, WRL agrees that, should any deadline, expiration date, time limit or term (a "deadline") otherwise applicable in the FR Agreement, or otherwise, for GPRe to exercise any rights to reinsure WRL variable life policies or variable annuity contracts occur or expire after the date hereof, then each such deadline shall be deemed automatically extended and tolled, without any further action of any party being required, to the date ninety (90) days following receipt by either party of written notice from the other party terminating this Agreement and specifying that all such extended and tolled deadlines shall be ninety (90) days following the date of such receipt.

         The rights and obligations of WRL, GPHI and GPRe under this Agreement shall inure to the benefit of and be binding upon each of them and their respective successors and assigns. This Agreement may not be assigned by either party without the express, prior, written consent of the other party, which may not be unreasonably withheld.

         This Agreement shall be governed by and constituted in accordance with the laws of the State of Ohio without giving effect to any choice of law or conflicts of law provision.


Accepted By:




         /s/ Edward F. McKernan                    /s/ Jerome C. Vahl
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                Name                                       Name



         President & CEO                                President
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    Global Preferred Holdings, Inc.              Western Reserve Life
                                                Assurance Co. of Ohio



            April 29, 2004                             April 27, 2004
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               Date                                         Date